Roundy's, Inc.




                     ___________________________________

                               First Amendment
                           Dated as of May 1, 1996


                                    to


                                Note Agreements
                         Dated as of December 15, 1991

                                    and

                               Note Agreements
                         Dated as of December 15, 1992

                                    and

                               Note Agreements
                         Dated as of December 22, 1993





Roundy's, Inc.
23000 Roundy Drive
Pewaukee, Wisconsin  53072


First Amendment
To
Note Agreements
Dated as of December 15, 1991
and
Note Agreements
Dated as of December 15, 1992
and
Note Agreements
Dated as of December 22, 1993
                                      Dated as of
                                      May 1,1996

To the Holders as
  defined hereinbelow

Ladies and Gentlemen:
Reference is made to:

               (i) the separate Note Agreements dated as of December 15, 1991 (the 1991 Note Agreements) between Roundy's, Inc., a Wisconsin corporation ("the Company"), and each of the Purchasers named on Schedule I thereto ("the 1991 Holders"), pursuant to which the Company issued $25,000,000 original aggregate principal amount of 9.26% Senior Notes due December 1, 2001 (the "1991 Notes");

            (ii) the separate Note Agreements dated as of December 15, 1992 (the "1992 Note Agreements") between the Company and each of the Purchasers named on Schedule I thereto (the "1992
Holders"), pursuant to which the Company issued $11,000,000 original aggregate principal amount of its 8.26% Senior Notes, Series A due January 15, 2000, $2,000,000 original aggregate principal amount of its 7.57% Senior Notes, Series B due
January 15, 2003 and $10,000,000 original aggregate principal amount of its 8.26% Senior Notes, Series C due January 15,
2008 (hereinafter collectively referred to as the 1992 Notes); and

            (iii) the separate Note Agreements dated as of December 22, 1993 (the "1993 Note Agreements") between the Company and each of the Purchasers named in Schedule I thereto (the "1993 Holders"), pursuant to which the Company issued $45,000,000 original aggregate principal amount of its 6.94% Senior Notes due December 15, 2003 (the "1993 Notes"). The 1991 Note Agreements, the 1992 Note Agreements and the 1993 Note Agreements are hereinafter sometimes collectively referred to as the Outstanding Note Agreements. The 1991 Holders, the
1992 Holders and the 1993 Holders (or transferees of such Holders) are hereinafter sometimes collectively referred to as the Holders. The 1991 Notes, the 1992 Notes and the 1993
Notes are hereinafter sometimes collectively referred to as the "Outstanding Notes".

The Company has advised the Holders that the Company intends to enter into additional Note Agreements (the "1996 Note Agreements") pursuant to which the Company intends to issue additional senior notes (the "1996 Senior Notes"). In order to consummate the transactions contemplated by the 1996 Note Agreements, the Company requests the amendment of certain provisions of each of the Outstanding Note Agreements as hereinafter provided.

Upon your acceptance hereof, this First Amendment shall constitute a contract between (i) the Company and the 1991 Holders amending the 1991 Note Agreements, (ii) the Company and the 1992 Holders amending the 1992 Note Agreements, and (iii) the Company and the 1993 Holders amending the 1993 Note Agreements, but only in the respects hereinafter set forth:

Section 1.     Amendments to the 1991 Note Agreements.

Section 1.1. Section 5.7 of each of the 1991 Note Agreements shall be and is hereby amended in its entirety to read as follows:

        Section 5.7.   Consolidated Tangible Net Worth.   The Company
will at all times keep and maintain Consolidated Tangible Net
Worth at an amount not less than the sum of (a) $75,000,000 plus (b) 55% of positive Consolidated Net Income on a cumulative basis for each fiscal year ending on or after December 28, 1996, provided that for the purposes of the foregoing calculation, Consolidated Net Income shall be deemed to be zero (and, accordingly, shall not increase or decrease the amount of Consolidated Tangible Net Worth required to be maintained pursuant to this 5.7) for any such fiscal year for which Consolidated Net Income is a deficit figure.

            Section 1.2.   Section 5.11 of each of the
1991 Note Agreements shall be and is hereby amended (i) by deleting of Article VII, Section 7.11(B) from clause (i) of the first full paragraph thereof, (ii) by changing the reference in clause (iii) of the first full paragraph thereof from 10% to 5% and (iii) by revising the penultimate paragraph so that the same shall read as follows:

               The Company will not perform any act or thing, or commence any corporate action to permit any act or thing, set forth in clause (a), (b) or (c) above if after giving effect thereto a Default or Event of Default exists or would result therefrom or which would constitute a Restricted Payment (permitted by the proviso of the immediately preceding paragraph) payable more than 60 days after the date of declaration or announcement thereof.

                    Section 1.3.   Section 5.14 of each of the
1991 Note Agreements shall be and is hereby amended in its entirety to read as follows:

Section 5.14.  Guaranties.    The Company will not, and will
not permit any Restricted Subsidiary to, become or be liable in respect of any Guaranty except Guaranties (a) by the Company which are limited in amount to a stated maximum dollar exposure or which constitute Guaranties of obligations incurred by any Restricted Subsidiary in compliance with the provisions of this Agreement, (b) by the Guarantors or any Subsidiary hereafter becoming a Guarantor pursuant to 5.19, of Funded Debt of the Company which Funded Debt is otherwise permitted by this Agreement and (c) of lease obligations of, and loans to, customers of the Company or any Restricted Subsidiary which are limited in amount to a stated maximum dollar exposure.

Section 2.     Amendments to the 1992 Note Agreements.

                    Section 2.1.   Section 5.7 of each of the
1992 Note Agreements shall be and is hereby amended in its entirety to read as follows:

Section 5.7.   Consolidated Tangible Net Worth.   The Company
will at all times keep and maintain Consolidated Tangible Net Worth at an amount not less than the sum of (a) $75,000,000 plus (b) 55% of positive Consolidated Net Income on a cumulative basis for each fiscal year ending on or after December 28, 1996, provided that for the purposes of the foregoing calculation, Consolidated Net Income shall be deemed to be zero (and, accordingly, shall not increase or decrease the amount of Consolidated Tangible Net Worth required to be maintained pursuant to this 5.7) for any such fiscal year for which Consolidated Net Income is a deficit figure.

                    Section 2.2.   Section 5.11 of each of the
1992 Note Agreements shall be and is hereby amended (i) by deleting of Article VII, Section 7.11(B) from clause (i) of the first full paragraph thereof, (ii) by changing the reference in clause (iii) of the first full paragraph thereof from 10% to 5% and (iii) by revising the penultimate paragraph so that the text shall read as follows:

               The Company will not perform any act or thing, or commence any corporate action to permit any act or thing, set forth in clause (a), (b) or (c) above if after giving effect thereto a Default or Event of Default exists or would result therefrom or which would constitute a Restricted Payment (permitted by the proviso of the immediately preceding paragraph) payable more than 60 days after the date of declaration or announcement thereof.

                    Section 2.3.   Section 5.14 of each of the
1992 Note Agreements shall be and is hereby amended in its entirety to read as follows:

Section 5.14.  Guaranties.    The Company will not, and will
not permit any Restricted Subsidiary to, become or be liable in respect of any Guaranty except Guaranties (a) by the Company which are limited in amount to a stated maximum dollar exposure or which constitute Guaranties of obligations incurred by any Restricted Subsidiary in compliance with the provisions of this Agreement, (b) by the Guarantors or any Subsidiary hereafter becoming a Guarantor pursuant to 5.19, of Funded Debt of the Company which Funded Debt is otherwise permitted by this Agreement and (c) of lease obligations of, and loans to, customers of the Company or any Restricted Subsidiary which are limited in amount to a stated maximum dollar exposure. Section

3.     Amendments to the 1993 Note Agreements.

                    Section 3.1    Section 5.7 of each of the
1993 Note Agreements shall be and is hereby amended in its entirety to read as follows:

Section 5.7.   Consolidated Tangible Net Worth.   The Company
will at all times keep and maintain Consolidated Tangible Net Worth at an amount not less than the sum of (a) $75,000,000 plus (b) 55% of positive Consolidated Net Income on a cumulative basis for each fiscal year ending on or after December 28, 1996, provided that for the purposes of the foregoing calculation, Consolidated Net Income shall be deemed to be zero (and, accordingly, shall not increase or decrease the amount of Consolidated Tangible Net Worth required to be maintained pursuant to this 5.7) for any such fiscal year for which Consolidated Net Income is a deficit figure.

                    Section 3.2    Section 5.11 of each of the
1993 Note Agreements shall be and is hereby amended (i) by deleting of Article VII, Section 7.11(B) from clause (i) of the first full paragraph thereof and (ii) by changing the reference in clause (iii) of the first full paragraph thereof from "10% to 5%".

Section 4.     Representations and Warranties of the Company.

                    Section 4.1.   To induce the Holders to
execute and deliver this First Amendment (which representations shall survive the execution and delivery of this First Amendment), the Company represents and warrants to the Holders, as true and correct as of the date of execution and delivery of this First Amendment, that

                    (a)  this First Amendment has been duly
authorized, executed and delivered by it and this First
Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms;

                    (b)  each of the Outstanding Note
Agreements, as amended by this First Amendment, constitutes the legal, valid and binding obligations, contracts and agreements of the Company enforceable against it in accordance with their respective terms;

                    (c)  the execution, delivery and
performance by the Company of this First Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and
(iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this 4.1(c);

                    (d)  as of the date hereof after giving
effect to this First Amendment, no Default or Event of Default has occurred which is continuing; and

                    (e)  no consents or approvals are necessary
from any other holder of any Indebtedness of the Company to give effect to this First Amendment.

Section 5.     Conditions Precedent.

                    Section 5.1.   This First Amendment shall
not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:
                    (a)  executed counterparts of this First
Amendment, duly executed by the Company and the holders of at least 66-2/3% of the outstanding principal amount of the 1991 Notes, the holders of more than 50% of the outstanding principal amount of the 1992 Notes and the holders of more than 50% of the outstanding principal amount of the 1993 Notes, shall have been delivered to the Holders;

                    (b)  the representations and warranties of
the Company set forth in 4 hereof are true and correct as of the date of execution and delivery of this First Amendment;

                    (c)  the Company shall have paid the
reasonable fees and expenses of Chapman and Cutler, counsel to the Holders, in connection with the negotiation, preparation, approval, execution and delivery of this First Amendment; and

                    (d)  You shall have received Amendment No. 6
dated as of March 29, 1996 to the Credit Agreement dated as of March 8, 1989 which shall have been executed and delivered by the parties thereto and is in full force and effect on terms satisfactory to the holders of at least 66-2/3% of the outstanding principal amount of the 1991 Notes, the holders of more than 50% of the outstanding principal amount of the 1992 Notes and the holders of more than 50% of the outstanding principal amount of the 1993 Notes.

Upon receipt of all of the foregoing, this First Amendment shall become effective.

Section 6.     Miscellaneous.

                    Section 6.1.   This First Amendment shall
be construed in connection with and as part of each of the Outstanding Note Agreements, and all terms, conditions and covenants contained in each of the Outstanding Note Agreements shall be and remain in full force and effect.

                    Section 6.2.   Any and all notices,
requests, certificates and other instruments executed and delivered after the execution and delivery of this First Amendment may refer to the Outstanding Note Agreements without making specific reference to this First Amendment but nevertheless all such references shall include this First Amendment unless the context otherwise requires.

                    Section 6.3.   Except as modified and
expressly amended by this First Amendment, the Outstanding Note Agreements are in all respects ratified, confirmed and approved and all of the terms, provisions and conditions thereof shall be and remain in full force and effect.

                    Section 6.4.   The descriptive headings of
the various Sections or parts of this First Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this First Amendment to each of the Outstanding Note Agreements may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

Roundy's, Inc.



By EDWARD G KITZ
   -------------------------------------------
   Its Vice President, Secretary & Treasurer

The execution by each of the following Holders shall constitute its acceptance of the First Amendment Agreement and its confirmation that it holds the Outstanding Notes set opposite its name as of the date of its execution and delivery hereof.

Accepted as of May 1, 1996:

                                                Outstanding Notes

Northwestern National Life                        $3,200,000
  Insurance Company                               1991 Notes


By FRANK P. PINTENS
   -----------------------------
   Its Authorized Representative


United Services Life Insurance                    $4,800,000
  Company                                         1991 Notes


By FRANK P. PINTENS
   _____________________________
   Its Assistant Treasurer


Bankers Security Life Insurance                   $4,000,000
  Society                                         1991 Notes


By JAMES WITTICH
   ______________________________
   Its Vice President


By FRANK P. PINTENS
   ------------------------------
   Its Assistant Treasurer


United of Omaha Life Insurance                    $3,000,000
   Company                                        1991 Notes

                                                  $1,400,000
                                             1992 Notes, Series B
By TROY R. GERHARDT
   ________________________________
   Its 1st Vice President

Massachusetts Mutual Life Insurance               $8,500,000
  Company (as successor to Connecticut Mutual 1992 Notes, Series C Life Insurance Company)



By MARY ANN MCCARTHY
   ________________________________
   Its Managing Director


Guarantee Mutual Life Company                     $2,000,000
                                             1992 Notes, Series A



By STEVEN A SCANIAN
   ________________________________________
   Its Senior Investment Officer-Securities


Provident Mutual Life Insurance                   $1,500,000
  Company of Philadelphia                    1992 Notes, Series A



By G. C. LANGE
   _______________________________
   Its Vice President


Providentmutual Life and Annuity                  $1,000,000
  Company of America                         1992 Notes, Series A

By G. C. LANGE
   ________________________________
   Its Vice President

Woodmen Accident and Life Company                 $3,000,000
                                             1992 Notes, Series A



By  ALLEN MCCRAY
   ____________________________________
   Its Vice President & Asst. Treasurer


The Ohio National Life Insurance Company          $3,500,000
                                             1992 Notes, Series A



By MICHAEL A. BOEDEKER
   __________________________________________
   Its Vice President, Fixed Income Securities


The Variable Annuity Life Insurance              $20,000,000
  Company                                         1993 Notes



By JULIA S. TUCKER
   ________________________________
   Its Investment Officer


The Life Insurance Company of Virginia           $10,000,000
                                                  1993 Notes



By CHARLES A KAMINSKI
   ___________________________________
   Its Sr. Vice President, Investments


Phoenix Home Life Mutual Insurance                $5,000,000
   Company                                        1993 Notes



By LAWRENCE P. FLEMING
   ________________________________
   Its Vice President


Phoenix American Life Insurance Company           $5,000,000
                                                  1993 Notes



By LAWRENCE REITMAN
  ________________________________
  Its Vice President


Washington National Insurance Company             $3,000,000
                                                  1993 Notes

By C. BRUCE DUNN
   ________________________________
   Its Director of Investments


TMG Life Insurance Company                       $2,000,000
                                                  1993 Notes

By
  ________________________________
  Its